Exhibit 99.1

News Release

Churchill Capital Corp Completes Merger with Clarivate Analytics Plc

Combined Company Named Clarivate Analytics Plc Will Trade on the NYSE under CCC

London, UK, New York & Philadelphia, US - May 13, 2019 - Clarivate Analytics Plc (“Clarivate”), a global leader in providing trusted insights and analytics to accelerate the pace of innovation, and Churchill Capital Corp (“Churchill”) (NYSE: CCC, CCCWS, and CCCU), a publicly traded investment vehicle, today announced the closing of their merger following the receipt of stockholder approval at Churchill’s special meeting of stockholders held today. In connection with the consummation of the merger, the combined company was renamed Clarivate Analytics Plc, and anticipates that starting on May 14, 2019, its ordinary shares and warrants will begin trading on the New York Stock Exchange and NYSE American under the symbols CCC and CCC WS, respectively.

Churchill would like to thank the Churchill and Clarivate teams for bringing this transaction to a closing and would also like to thank Michael Klein for his service to Churchill as its Chairman.

Citigroup Global Markets (“Citi”) is acting as capital markets advisor to Churchill. Citi and M. Klein and Company served as financial advisors to Churchill. Blank Rome LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP served as legal counsel to Churchill.

Credit Suisse acted as lead financial advisor to Clarivate. J.P. Morgan, Morgan Stanley and UBS Investment Bank also served as financial advisors to Clarivate. Latham & Watkins LLP served as legal counsel to Clarivate and Onex Partners. Baring Private Equity Asia was advised by Ropes & Gray LLP.

About Churchill Capital Corp

Churchill Capital Corp was a public investment vehicle formed for the purpose of effecting a merger, acquisition or similar business combination in the information services segment of the broader technology services and software industry. Churchill was led by Chairman Michael Klein and Chief Executive Officer Jerre Stead. Churchill's securities were quoted on the New York Stock Exchange under the ticker symbols CCC, CCCWS and CCCU. The company raised $690 million of cash proceeds in an initial public offering in September 2018.

About Clarivate

Clarivate Analytics is a global leader in providing trusted insights and analytics to accelerate the pace of innovation. We have built some of the most trusted brands across the innovation lifecycle, including Web of Science, Cortellis, Derwent, CompuMark, MarkMonitor and Techstreet. Today, Clarivate Analytics is a new and independent company, on a bold entrepreneurial mission to help our clients reduce the time from new ideas to life-changing innovations. For more information, please visit www.clarivate.com.

Churchill Capital Corp Completes Merger with Clarivate Analytics Plc

Safe Harbor

This press release includes "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Churchill's or Clarivate's management's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Additional information concerning these and other risk factors is contained in Churchill’s and Clarivate’s most recent filings with the Securities and Exchange Commission (“SEC”). All subsequent written and oral forward-looking statements concerning Churchill and Clarivate, the merger, the related transactions or other matters and attributable to Churchill and Clarivate or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Churchill and Clarivate caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Churchill and Clarivate do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact

Churchill Capital Corp
info@churchillcapitalcorp.com

Clarivate Analytics
media.enquiries@clarivate.com